Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Kingsway Financial Services Inc.’s Registration Statements on Form S-8 (File Nos. 333-249266, 333-228286, 333-196633 and 333-194108) of our report dated March 5, 2024, relating to the December 31, 2023 and 2022 consolidated financial statements which appears in Kingsway Financial Services Inc.’s Form 10-K for the year ended December 31, 2023.

/s/ Plante & Moran PLLC

March 5, 2024

Denver, CO